SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of Earliest Event Reported): February 1, 2008
CSK AUTO CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation or organization)	001-13927 (Commission File Number)	86-0765798 (I.R.S. Employer Identification No.)

645 E. Missouri Ave., Suite 400, Phoenix, Arizona (Address of principal executive offices)		85012 (Zip Code)
Registrant’s telephone number, including area code: (626) 683-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 1.01 and 3.03. Entry into a Material Definitive Agreement; Material Modification to Rights of Security Holders
Item 8.01 Other Events
Item 9.01. Financial Statement and Exhibits
SIGNATURES
EX-99.1
EX-99.2

Items 1.01 and 3.03.	Entry into a Material Definitive Agreement; Material Modification to Rights of Security Holders.
     On February 4, 2008, CSK Auto Corporation (the “Company”) issued a press release announcing it had adopted a stockholder rights plan (the “Rights Plan”) and entered into a Rights Agreement on the same date with Mellon Investor Services LLC, as Rights Agent. The Rights Plan was adopted in order to maintain the integrity of the strategic review process that the Company’s Board of Directors is conducting.
     One “Right” will be issued for each share of the Company common stock outstanding as of February 14, 2008. The Rights will not become exercisable, and separate certificates evidencing the Rights will not be issued, unless the Rights are triggered. The Rights would be triggered by, among other things, a person or group acquiring or announcing an intention to acquire 10% or more of the Company’s common stock, or upon the consummation of a transaction in which the Company is not the surviving entity, the outstanding shares of the Company’s common stock are exchanged for stock or assets of another person, or 50% or more of the Company’s consolidated assets or earning power are sold. If a party exceeds the ownership thresholds and the Rights are not redeemed, each Right will entitle the holder, other than the triggering party, to purchase a number of shares of the Company’s common stock having a value of twice the $45 exercise price. Such an exercise would dilute the triggering party’s holdings in the Company.
     The Rights will expire on February 3, 2009, unless the Rights Plan is extended by the Company’s stockholders, in which case, the Rights will expire on February 4, 2011 (unless earlier redeemed or exchanged). Subject to certain exceptions, the Rights are redeemable by action of the Company’s Board of Directors at a nominal price per Right.
     The Company has filed a Registration Statement on Form 8-A (the “Form 8-A”) with the U.S. Securities and Exchange Commission (the “SEC”) that contains additional information regarding the terms and conditions of the Rights Plan and the Rights. A copy of the Rights Agreement has been filed with the SEC as Exhibit 1 to the Form 8-A and is incorporated herein by reference. A copy of the press release is attached hereto as Exhibit 99.2. The foregoing summary description of the Rights Plan and the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.

Item 8.01	Other Events.
     On February 1, 2008, the Company issued a press release confirming that it has received an unsolicited proposal from O’Reilly Automotive, Inc. to acquire all of the outstanding shares of the Company. The press release is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01.	Financial Statement and Exhibits.
     The following exhibits are filed as part of this report.

Exhibit	Description

4.1
Rights Agreement dated as of February 4, 2008 by and between CSK Auto Corporation and Mellon Investor Services LLC, as Rights Agent, filed as Exhibit 1 to the Registration Statement on Form 8-A of CSK Auto Corporation and incorporated herein by reference.

99.1	Press Release dated February 1, 2008.

99.2	Press Release dated February 4, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
Dated: February 4, 2008

CSK AUTO CORPORATION
By:	/s/ Randi Val Morrison
Name:	Randi Val Morrison
Title:	Senior Vice President, General Counsel and Secretary